UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: January 24, 2013

DOLE FOOD COMPANY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-4455	99-0035300
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Dole Drive

Westlake Village, California 91362

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (818) 879-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2.	Financial Information.

Item 2.02.	Results of Operations and Financial Condition.

On January 24, 2013, Dole Food Company, Inc. issued a press release: to report unaudited fiscal 2012 results for the two lines of fresh produce business (fresh fruit and fresh vegetables) that will remain with the new Dole following the consummation of the sale of Dole’s worldwide packaged foods and Asia fresh produce business to ITOCHU Corporation; and to provide an update on the sale transaction, including that ITOCHU and Dole have received unconditional approval from the Chinese Ministry of Commerce to implement the sale transaction. The text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Section 9.	Financial Statement and Exhibits

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits:

99.1	Press Release dated January 24, 2013: to report unaudited fiscal 2012 results for the two lines of fresh produce business (fresh fruit and fresh vegetables) that will remain with the new Dole following the consummation of the sale of Dole’s worldwide packaged foods and Asia fresh produce business to ITOCHU Corporation; and to provide an update on the sale transaction, including that ITOCHU and Dole have received unconditional approval from the Chinese Ministry of Commerce to implement the sale transaction.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the exhibits and the information set forth therein and herein are furnished to the Commission and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: January 24, 2013	DOLE FOOD COMPANY, INC. REGISTRANT

	By:	/s/ Joseph S. Tesoriero
Joseph S. Tesoriero Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated January 24, 2013: to report unaudited fiscal 2012 results for the two lines of fresh produce business (fresh fruit and fresh vegetables) that will remain with the new Dole following the consummation of the sale of Dole’s worldwide packaged foods and Asia fresh produce business to ITOCHU Corporation; and to provide an update on the sale transaction, including that ITOCHU and Dole have received unconditional approval from the Chinese Ministry of Commerce to implement the sale transaction.

4